EXHIBIT 99.1

Rekor Announces Closing of Senior Secured Notes Financing

Company Solidifies Cash Position To Accelerate Business Growth and Technology Development

Discussions continue with several large multinational strategic investors

COLUMBIA, MD – January 23, 2023 - Rekor Systems, Inc. (NASDAQ: REKR) ("Rekor" or the "Company"), a global AI technology company with a mission to provide insights that build safer, smarter, and greener cities through intelligent infrastructure, today announced the initial closing of its previously announced private placement of Senior Secured Notes (the “Notes") in the aggregate principal amount of up to $15 million. This financing was led by the Company's Chairman and CEO, Robert A. Berman, with participation from other new and existing investors. An aggregate of $12.5 million, before expenses, was funded at the initial closing on January 18, 2023. Upon request made by the Company within six months of the initial closing, up to an additional $2.5 million may be funded at the option of Investors. Proceeds from the private placement will provide necessary funding for the execution of the Company's strategic plan across its public safety, urban mobility, and transportation management businesses.

The Company also previously disclosed it had retained Three Twenty-One Capital as a financial advisor to assist in ongoing discussions with several large multinational companies, including current business partners, regarding potential strategic investments in the Company. These conversations remain ongoing, and there can be no assurance that any transaction will result from these discussions.

"We are extremely pleased by the response from accredited investors to this private placement which recognizes the increasing demand for digital infrastructure technology and the importance of our technology's role in capitalizing on the historic infrastructure investments that will transform our communities in the United States and beyond," said Eyal Hen, CFO, Rekor.

The Notes have a maturity date of 30 months from the date of issuance and are a senior secured debt obligation of Rekor and its wholly-owned subsidiaries. The Notes may be subordinated on certain terms and conditions to a tier-one bank facility not to exceed $15 million, and bear interest payable quarterly at 12% per annum. Noteholders also received 100% warrant coverage to purchase Rekor common stock at $2.00 per share, with a five-year exercise period.

Please see the Company's Form 8-K for additional details regarding the private placement.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a trusted global authority on intelligent infrastructure providing innovative solutions that drive the world to be safer, smarter, and greener. As a provider of comprehensive, continuous, and real-time roadway intelligence, Rekor leverages AI, machine learning, and holistic data to support the intelligent infrastructure that is essential for smart mobility. With its disruptive technology, the Company delivers integrated solutions, actionable insights, and predictions that increase roadway safety. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, Twitter, and Facebook.

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Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

ir@rekorsystems.com

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